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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in Registration Statements (Form S-8 No's 333-43073, 333-51574, 333-64697 and 333-85174) and (Form S-3 No. 333-70756) of NetBank, Inc. and in the related prospectuses of our report dated January 30, 2004, with respect to the consolidated financial statements of NetBank, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 10, 2004

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  Exhibit 23.1